       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1997
                      REGISTRATION STATEMENT NO. _______________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                            -----------------------------

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------------

                                 BARNETT BANKS, INC.
                (Exact name of Registrant as specified in its charter)

         FLORIDA                                   59-0560515
(State or other jurisdiction of      (I.R.S. Employer Identification Number)
incorporation or organization)

                                50 NORTH LAURA STREET
                             JACKSONVILLE, FLORIDA 32202
                                    (904) 791-7720
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

             1997 PERFORMANCE-BASED INCENTIVE PLAN OF BARNETT BANKS, INC.
                                 (Full title of Plan)

                     -------------------------------------------

                                   CHARLES E. RICE
                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                 BARNETT BANKS, INC.
                                50 NORTH LAURA STREET
                             JACKSONVILLE, FLORIDA 32202
                                    (904) 791-7720
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                     -------------------------------------------

                                      Copies to:
                               HALCYON E. SKINNER, ESQ.
                             MAHONEY ADAMS & CRISER, P.A.
                                50 NORTH LAURA STREET
                             JACKSONVILLE, FLORIDA  32202

                           CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum
Title of Securities To Be     Amount To be            Aggregate                 Proposed Maximum         Amount of Registration
Registered                   Registered***     Offering Price Per Unit*     Aggregate Offering Price*          Fee*/***
Common Stock, par value      8,500,000 Shares         $46.00                  $391,000,000.00                 $95,408.00
$2.00 per share (including
preferred stock purchase
rights) **
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


* Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) on the basis of the average high and low prices for Barnett Banks, Inc. ("Barnett" or the "Company") Common Stock (the "Common Stock") reported on the New York Stock Exchange on April 24, 1997.

** There is also being registered hereunder associated rights to purchase shares of the Company's Junior Participating Preferred Stock, par value $0.10 per share, which rights are (a) not currently exercisable and (b) not currently separable from shares of

    Common Stock. In addition, this Registration Statement includes such indeterminate number of shares of Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the 1997 Performance-Based Incentive Plan to be offered or sold pursuant to such plan.

*** Represents the maximum number of shares to be issued under the 1997
    Performance-Based Incentive Plan, assuming all awards authorized thereunder are made. Pursuant to Rule 429 of the Securities Act of 1933, the prospectus included in the Registration Statement also relates to 3,135,410 shares registered and remaining unissued under Registration Statement 33-57599 previously filed by the Company, in respect of which $23,077.70 has been paid to the Commission in filing fees. In the event that any of such previously registered securities are offered prior to the effective date of this Registration Statement, the amount of such securities will not be included in any prospectus hereunder. The amount of securities being registered, together with the remaining securities registered under Registration Statement No. 33-57599 represent the maximum amount of securities which are expected to be offered for sale.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEMS 1 AND 2. PLAN INFORMATION; REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
   INFORMATION.

    The document(s) containing the information specified in the instructions to
Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Company hereby incorporates by reference into this Registration Statement the following documents filed by the Company with the Securities and Exchange Commission (the "Commission"):

    (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

    (b) the Company's Current Reports on Form 8-K filed January 14, 1997, January 24, 1997 and April 7, 1997;

    (c) all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1996;

    (d) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 12, 1979; and

    (e) the description of the Company's Junior Participating Preferred Stock Purchase Rights, as amended, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on July 12, 1990.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable; the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Marshall M. Criser, a member of the firm of Mahoney Adams & Criser, is a director of the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Articles and Bylaws of the Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

    Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (2) of Section 607.0850 of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

    Subsection (3) of Section 607.0850 of the FBCA provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or (2) of
Section 607.0850 of the FBCA or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

    Subsection (4) of Section 607.0850 of the FBCA provides that any indemnification under subsection (1) or (2) of Section 607.0850 of the FBCA, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or (2) of Section
607.0850 of the FBCA. Such determination shall be made:

    (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

    (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

    (c)  by independent legal counsel:

         (1) selected by the board of directors as prescribed in paragraph (a) or the committee selected as prescribed in paragraph (b); or

         (2) if no quorum of directors can be obtained under paragraph (a) or no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

    (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or, if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

    Under subsection (6) of Section 607.0850 of the FBCA, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850 of the FBCA.

    Subsection (7) of Section 607.0850 of the FBCA states that indemnification and advancement of expenses provided under Section 607.0850 of the FBCA are not exclusive and empowers the corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions or omissions to act of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

    Subsection (9) of Section 607.0850 of the FBCA permits any director or officer who is or was a party to a proceeding to apply for indemnification or advancement of expenses, or both, to any court of competent jurisdiction and lists the determinations the court should make before ordering indemnification or advancement of expenses.

    Subsection (12) of Section 607.0850 of the FBCA permits a corporation to purchase and maintain insurance for a director or officer against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under Section 607.0850.

    As allowed by Section 607.0850(12) of the FBCA, the Corporation maintains liability insurance covering directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.


ITEM 8.  EXHIBITS.

    The exhibits listed on the Exhibit Index on page II-12 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.


ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)     To include any prospectus required by section
                                  10(a)(3) of the Securities Act of 1933;

                    (ii)     To reflect in the prospectus any facts or events
                                  arising after the effective date of the
                                  registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii)     To include any material information with respect
                                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 24th day of April, 1997.


                                  BARNETT BANKS, INC.






                                  By:              *
                                     --------------------------------
                                      Charles E. Rice, Chairman
                                       and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                             TITLE                 DATE
---------                             -----                 ----


           *                       Director           April 24, 1997
------------------------------
Walter H. Alford


           *                       Director           April 24, 1997
------------------------------
Rita Bornstein


           *                       Director           April 24, 1997
------------------------------
James L. Broadhead


           *                       Director           April 24, 1997
------------------------------
Alvin R. Carpenter


           *                       Director           April 24, 1997
------------------------------
Marshall M. Criser


           *                       Director           April 24, 1997
------------------------------
Jack B. Critchfield

/s/ Gregory M. Delaney
------------------------------     Controller          April 24, 1997
Gregory M. Delaney                 (Principal Accounting
                                   Officer)

           *                       President           April 24, 1997
------------------------------     Chief Operating
Allen L. Lastinger, Jr.            Officer and Director


           *                       Director            April 24, 1997
------------------------------
Clarence V. McKee


           *                      Chief Financial      April 24, 1997
------------------------------     Officer (Principal
Charles W. Newman                  Financial Officer)

SIGNATURE                             TITLE                 DATE
---------                             -----                 ----


           *                       Director           April 24, 1997
------------------------------
Remedios Diaz Oliver


           *                       Director           April 24, 1997
------------------------------
Thompson L. Rankin


           *                       Chairman, Chief    April 24, 1997
------------------------------     Executive Officer
Charles E. Rice                    and Director
                                   (Principal Executive
                                   Officer)

           *                       Director           April 24, 1997
------------------------------
Frederick H. Schultz


           *                       Director           April 24, 1997
------------------------------
Stewart Turley


           *                       Director           April 24, 1997
------------------------------
John A. Williams


/s/ Gregory M. Delaney
------------------------------
Gregory M. Delaney
Attorney-in-Fact

    Pursuant to the requirements of the Securities Act of 1933, the Executive Compensation and Management Development Committee of Barnett Banks, Inc., which serves as Plan administrator, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 24th day of April, 1997.

                             1997 PERFORMANCE-BASED INCENTIVE PLAN


                             By:  /s/  Paul T. Kerins
                                ----------------------------------------------
                                  Paul T. Kerins

                                 Secretary of Executive Compensation and
                                  Management Development Committee

                                    EXHIBIT INDEX


                                                           PAGINATION IN
                                                           SEQUENTIAL
EXHIBIT  EXHIBIT                                           NUMBERING
NUMBER   DESIGNATION                                       SYSTEM
------    -----------                                      ------

(4)(a)   Amended and Restated Articles of Incorporation    incorporated
         of the Corporation.                               by reference to
                                                           Exhibit 4(a) to the
                                                           Corporation's
                                                           Registration
                                                           Statement No.
                                                           33-59246

(4)(b)   Bylaws of the Corporation.                        incorporated by
                                                           reference to Exhibit
                                                           4(b) to the
                                                           Corporation's
                                                           Registration
                                                           Statement No.
                                                           33-64305

(4)(c)   Rights Agreement.                                 incorporated by
                                                           reference to
                                                           Exhibit (4)(c) to
                                                           the Corporation's
                                                           Registration
                                                           Statement No.
                                                           33-36307

(5) Opinion of Mahoney Adams & Criser, P.A. as to the validity of the Common Stock.
(23)(a)  Consent of Arthur Andersen LLP.
(23)(b) Consent of Mahoney Adams & Criser, P.A., counsel to the Corporation (included in Exhibit (5)).
(24)(a)  Powers of Attorney.
(24)(b) Certified Resolutions of Board of Directors authorizing Powers of Attorney.

--------------------------------------------------------------------------------